                                                                    EXHIBIT 10.1

                              AMENDED AND RESTATED
                         EQUITY INCENTIVE AWARD PLAN FOR
                                  DIRECTORS OF
              R.J. REYNOLDS TOBACCO HOLDINGS, INC. AND SUBSIDIARIES
                           (EFFECTIVE APRIL 19, 2000)


         R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation, hereby adopts this Amended and Restated Equity Incentive Award Plan for Directors of R.J. Reynolds Tobacco Holdings, Inc. and Subsidiaries. The purposes of this Plan are as follows:

         (1) To further the growth, development and financial success of Holdings by providing additional incentives to its Directors by assisting them to become owners of capital stock of Holdings and thus to benefit directly from its growth, development and financial success.

         (2) To enable Holdings to obtain and retain the services of, and business relationships with, the type of Directors considered essential to the long range success of Holdings by providing and offering them an opportunity to become owners of capital stock of Holdings.

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1 - GENERAL

         Whenever the following terms are used in this Plan they shall have the meaning specified below unless the context clearly indicates to the contrary.

SECTION 1.2 - BOARD

         "Board" shall mean the Board of Directors of Holdings.

SECTION 1.3 - CODE

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.4 - COMMITTEE

         "Committee" shall mean the Corporate Governance and Nominating Committee of the Board.

SECTION 1.5 - COMMON STOCK

         "Common Stock" shall mean the Common Stock, par value $0.01 per share, of Holdings.

SECTION 1.6 - DIRECTOR

         "Director" shall mean a member of the Board.

SECTION 1.7 - ELIGIBLE DIRECTOR

         "Eligible Director" shall mean a Director who has never been an employee or officer of Holdings or any Subsidiary.

SECTION 1.8 - GRANT

         "Grant" shall mean an award made to a Participant pursuant to the Plan.

SECTION 1.9 - HOLDINGS

         "Holdings" shall mean R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation.

SECTION 1.10 - OPTION

         "Option" shall mean an option granted under the Plan to purchase Common Stock. Options include only options which are not intended to be "incentive stock options" under Section 422 of the Code.

SECTION 1.11 - OPTION PRICE

         "Option Price" shall have the meaning given in Section 4.2.

SECTION 1.12 - OPTIONEE

         "Optionee" shall mean a Director to whom an Option is granted under the Plan.

SECTION 1.13 - PARTICIPANT

         "Participant" shall mean a Director to whom a Grant has been made.

SECTION 1.14 - PLAN

         "Plan" shall mean the Equity Incentive Award Plan for Directors of R.J. Reynolds Tobacco Holdings, Inc. and Subsidiaries.

SECTION 1.15 - SECRETARY

         "Secretary" shall mean the Secretary of Holdings.

SECTION 1.16 - STOCK AWARD

         "Stock Award" shall mean the annual award, either in the form of deferred stock units or shares of Common Stock, made pursuant to ARTICLE VI.

SECTION 1.17 - SUBSIDIARY

         "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with Holdings if each of the corporations, or if each group of commonly controlled corporations, other than the last corporation in an unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                                   ARTICLE II
                             SHARES SUBJECT TO PLAN

SECTION 2.1 - SHARES SUBJECT TO PLAN

         The shares of stock subject to Grant shall be shares of Common Stock. The aggregate number of shares of Common Stock which are available for Grants under the Plan shall not exceed 500,000. Shares related to Grants that are forfeited, terminated, canceled, expire unexercised, settled in cash in lieu of stock or in such manner that all or some of the shares of Common Stock covered by a Grant are not issued to a Participant, shall immediately become available for Grants.


                                   ARTICLE III
                               GRANTING OF OPTIONS

SECTION 3.1 - ELIGIBILITY

         Any Eligible Director of Holdings or of any Subsidiary shall be eligible to be granted Options as set forth in this Article III.

SECTION 3.2 - GRANTING OF OPTIONS TO DIRECTORS

         Each Eligible Director who is elected to serve on the Board on or after June 15, 1999 shall be granted an Option to purchase an aggregate 10,000 shares of Common Stock. Such Option shall be granted only once to each Eligible Director as soon as practicable following the Director's initial election to serve on the Board and shall be subject to the terms and conditions set forth in
Article IV.

                                   ARTICLE IV
                         TERMS OF OPTIONS FOR DIRECTORS

SECTION 4.1 - OPTION AGREEMENT

         The grant of Options to Eligible Directors shall be evidenced by a Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of Holdings and which shall incorporate the terms and conditions of this Article IV and such other terms and conditions as the Committee shall determine, consistent with the Plan.

SECTION 4.2 - OPTION PRICE

         The exercise price of each share of Common Stock subject to an Option shall be the final closing price of a share of Common Stock (as reported on the New York Stock Exchange consolidated tape) on the date of grant.

SECTION 4.3 - COMMENCEMENT OF EXERCISABILITY

         An Option shall not be exercisable prior to six months after the date of grant, and thereafter shall be exercisable in full, subject to applicable securities regulations.

SECTION 4.4 - EXPIRATION OF OPTION

         An Option shall expire and may not be exercised to any extent after the expiration of ten years from the date the Option was granted.


                                    ARTICLE V
                               EXERCISE OF OPTIONS

SECTION 5.1 - PERSONS ELIGIBLE TO EXERCISE

         During the lifetime of the Optionee but before the expiration of an Option granted to him, only he or his guardian may exercise the Option, or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under
Section 4.4, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

SECTION 5.2 - PARTIAL EXERCISE

         At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof expires or becomes unexercisable under Section 4.4, such Option or portion thereof may be exercised in whole or in part; provided, however, that Holdings shall not be required to issue fractional shares.

SECTION 5.3 - MANNER OF EXERCISE

         An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when such Option or such portion becomes unexercisable:

         (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion thereof is exercised;

         (b) Full payment of the Option Price (in cash, by check or by a combination thereof) for the shares with respect to which such Option or portion thereof is thereby exercised, together with payment or arrangement for payment of any federal income or other tax required to be withheld by Holdings with respect to such shares. Payment of the Option Price may also be made by tender of an amount equal to the full exercise price which has been borrowed from Holdings or one of its Subsidiaries if the Participant also authorizes the concurrent sale of the exercised Common Stock by a broker (through an arrangement established by Holdings, or one of its Subsidiaries, for Participants) and repays the borrowing, all in accordance with any applicable guidelines of the Committee;


         (c) Such representations and documents as the Committee reasonably deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended and any other federal, state or foreign securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

         (d) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

SECTION 5.4 - RIGHTS AS STOCKHOLDERS

         The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of Holdings in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by Holdings to such holders.

SECTION 5.5 - TRANSFER RESTRICTIONS

         The Committee, in its absolute discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate, and any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares.

                                   ARTICLE VI
                                  STOCK AWARDS

SECTION 6.1 - GRANTING OF ANNUAL STOCK AWARDS

         (a) Each Eligible Director shall receive an annual Stock Award as of the date of such Director's initial election to serve on the Board and, thereafter, as of the date of Holdings' annual meeting of stockholders, provided that the Director serves on the Board immediately following such date (an "Annual Stock Award"). The Annual Stock Award for 1999 shall be made as of June 15, 1999 or, if later, the date of the Director's election or re-election to serve on the Board.

         (b) Except as provided in Section 6.1(c) below, the Annual Stock Award shall be made in the form of deferred stock units, as described in Section
6.3. Each Eligible Director shall receive an Annual Stock Award of 1,000 deferred stock units.

         (c) Notwithstanding the foregoing, commencing with the Annual Stock Award for 2000, an Eligible Director may elect to receive the Annual Stock Award in the form of 1,000 shares of Common Stock. The election to receive shares of Common Stock must be made in writing by December 31 of the year preceding the year during which the Annual Stock Award would otherwise be granted or, if later, within thirty days after the date a Director becomes a Director. An election to receive shares of Common Stock shall be irrevocable by the Director and shall be effective only for the year immediately the date on which it was filed.

SECTION 6.2 - GRANT OF QUARTERLY STOCK AWARDS

         (a) Each Eligible Director shall receive a quarterly Stock Award on the last day of each calendar quarter, provided that the Director has served on the Board at any time during such calendar quarter (a "Quarterly Stock Award").

         (b) The Quarterly Stock Award shall be made in the form of deferred stock units, as described in Section 6.3. The number of deferred stock units to be credited to a Director's account on the last day of each calendar quarter shall be determined pursuant to the following formula: $10,000 divided by the average of the closing price of a share of Common Stock (as reported on the New York Stock Exchange consolidated tape for each business day during the last month of such calendar quarter). In the event a Director has served on the Board for less than an entire quarter, the number of deferred stock units to be credited to his or her account on the last day of such quarter shall be prorated based on the actual number of days of his or her service on the Board during the quarter.

SECTION 6.3 - DEFERRED STOCK UNITS

         Each deferred stock unit shall be equal in value to one share of Common Stock. As of the date any dividend is paid to shareholders of Common Stock, the Director shall be credited with additional deferred stock units equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased at the closing price of Common Stock on such date with the dividend paid on the number of shares of Common Stock to which the Director's deferred stock units are then equivalent. In case of dividends paid in property, the dividend shall be deemed to be the fair market value of the property at the time of distribution of the dividend, as determined by the Committee.

SECTION 6.4 - DISTRIBUTION OF DEFERRED STOCK UNITS

         (a) Unless a Director has elected to receive installment payments as provided below, payment of a Director's deferred stock units shall be made in one lump-sum as soon as practicable following the end of the year in which the Director ceases to be a Director.

         At the election of the Director made in writing and delivered to the Committee at any time on or before December 1 of the year of termination of the Director's service as a Director, distribution of all of his or her deferred stock units, commencing as soon as practicable following the end of the year in which the Director ceases to be a Director, shall be made in any number of annual installments not exceeding ten. Any such election, unless made irrevocable by its terms, may be changed by written notice to the Committee at any time prior to December 1 of the year of a Director's termination of service as a Director.

         (b) Distribution of a Director's deferred stock units received in connection with such Director's Quarterly Stock Awards shall be made only in cash. Distribution of a Director's deferred stock units received in connection with such Director's Annual Stock Awards shall be made in cash or stock. If distribution is made in cash, the amount of distribution shall be determined by multiplying the number of deferred stock units attributable to the installment by the average of the closing price in Common Stock on each business day in the month of December immediately prior to the year in which the installment is to be paid.

SECTION 6.5 - INSTALLMENT AMOUNT

         In the event a Participant has elected to receive distribution of his or her deferred stock units in more than one installment, the amount of each installment shall be determined by multiplying the current number of deferred stock units by a fraction, the numerator of which is one, and the denominator of which is the number of installments yet to be paid.

SECTION 6.6 - DISTRIBUTION UPON DEATH

         In the event of the death of a Participant, whether before or after ceasing to serve as a Director, any deferred stock units to which he or she was entitled, shall be converted to cash and distributed in a lump sum to such person or persons or the survivors thereof, including corporations, unincorporated associations or trusts, as the Participant may have designated. All such designations shall be made in writing signed by the Participant and delivered to the Committee. A Participant may from time to time revoke or change any such designation by written notice to the Committee. If there is no unrevoked designation on file with the Committee at the time of the Participant's death, or if the person or persons designated therein shall have all predeceased the Participant or otherwise ceased to exist, such distributions shall be made in accordance with the Participant's will or in the absence of a will, to the administrator of the Participant's estate. Any distribution under this Section 6.6 shall be made as soon as practicable following the end of the fiscal quarter in which the Committee is notified of the Participant's death. In this case, a Participant's deferred stock units shall be converted to cash by multiplying the number of whole and fractional shares of Common Stock to which the Participant's deferred stock units are equivalent by the average of the Closing Price of Common Stock on each business day during the last month of the calendar quarter prior to the date of death.

SECTION 6.7 - WITHHOLDING TAXES

         The Company shall deduct from all distributions under the Plan any taxes required to be withheld by federal, state, or local governments.

SECTION 6.8 - TERMS AND CONDITIONS

         All Stock Awards shall be subject to the terms and conditions of this
Article VI and such other terms and conditions as the Committee shall determine, consistent with the Plan.


                                   ARTICLE VII
                                 ADMINISTRATION

SECTION 7.1 - COMPENSATION COMMITTEE

         The Plan shall be administered by the Corporate Governance and Nominating Committee of the Board.

SECTION 7.2 - DUTIES AND POWERS OF COMMITTEE

         It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Grants and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules shall be consistent with the basic purpose of the Plan to make Grants. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The Committee may act either by vote at a telephonic or other meeting or by a memorandum or other written instrument signed by a majority of the Committee.

SECTION 7.3 - COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS

         Members of the Committee shall not receive compensation for their services as members but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by Holdings. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, Holdings and the officers and Directors of Holdings shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, Holdings and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by Holdings with respect to any such action, determination or interpretation.


                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

SECTION 8.1 - AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

         The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. Except as expressly permitted by the terms of the Plan, neither the amendment, suspension nor termination of the Plan shall, without the consent of the Participant alter or impair any rights or obligations under any Grant theretofore granted. No Grant may be made during any period of suspension nor after termination of the Plan.

SECTION 8.2 - EFFECT OF PLAN UPON OTHER OPTIONS AND COMPENSATION PLANS

         Nothing in this Plan shall be construed to limit the right of Holdings or any of its Subsidiaries (a) to establish any other forms of incentives or compensation for Directors of Holdings or any of its Subsidiaries or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 8.3 - ADJUSTMENTS

         (a) In the event of any change in the outstanding Common Stock by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, change of control, or similar event, the Committee may adjust appropriately the number of Shares subject to the Plan and available for or covered by Grants and Share prices related to outstanding Grants and make such other revisions to outstanding Grants as it deems are equitably required. Any such adjustment made by the Committee shall be final and binding upon all Participants, Holdings and all other interested persons.

         (b) In the event of a Change of Control (as defined in paragraph 8.3(c) hereof):

                  (i) Stock options granted pursuant to Section 3 hereof shall become fully vested and exercisable; provided; however, that the Committee may elect to make a cash payment to Participants in cancellation of such options in such amount as the Committee in its sole discretion shall determine, which amount shall not be less than the product of (x) and (y), where (x) is the excess of the Fair Market Value of Common Stock on the date of exercise over the exercise price, and (y) is the number of Shares subject to the stock options being canceled.

                  (ii) The Committee shall have authority to revise the terms of any such Grant or any other Grant as it, in its discretion, deems appropriate; provided; however, that the Committee may not make revisions that are adverse to the Participant without the Participant's consent unless such revision is provided for or contemplated in the terms of the Grant.

         (c) For purposes of the Plan, a "Change of Control" shall mean the first to occur of the following events:

                  (i) an individual, corporation, partnership, group, associate or other entity or "person", as such term is defined inn
         Section 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than Holdings or any employee benefit plans sponsored by Holdings or the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of Holdings' outstanding securities ordinarily having the right to vote at elections of directors.

                  (ii) individuals who constitute the Holdings Board on June 15, 1999 (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such date whose election, or nomination for election by Holdings' shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Holdings in which such person is named as a nominee of Holdings for director), but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or "person" other than the Holdings Board, shall be, for purposes of this paragraph (ii), considered as though such person were a member of the Incumbent Board;

                  (iii) the approval by the shareholders of Holdings of a plan or agreement providing (1) for a merger or consolidation of Holdings other than with a wholly-owned subsidiary and other than a merger or consolidation that would result in the voting securities of Holdings outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Holdings or such surviving entity outstanding immediately after such merger or consolidation, or
         (2) for a sale, exchange or other disposition of all or substantially all of the assets of Holdings. If any of the events enumerated in this paragraph (iii) occur, the Holdings Board shall determine the effective date of the Change of Control resulting therefrom for purposes of the Program.

SECTION 8.4 - TITLES

         Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

SECTION 8.5 - PRONOUNS

         The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.